UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2020

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Venture, Suite 150, Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PIXY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K filed by ShiftPixy, Inc. (“we,” “us” and “our”) on June 11, 2019, we received a written letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) on June 6, 2019, informing us that we are not in compliance with Listing Rule 5550(b)(2), which requires us to have at least $35.0 million of market value of our listed securities.

On January 13, 2020, we submitted evidence that we met the alternative requirement of Listing Rule 5550(b), which requires at least $2.5 million of stockholders’ equity. On January 23, 2020, we appeared before a Nasdaq hearing panel and presented our plan for maintaining compliance with Listing Rule 5550(b).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 10, 2020, we held our 2020 Annual Meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the holders of 996,374 shares of our common stock, or approximately 89.15% of our outstanding shares of common stock, were represented in person or by proxy and, therefore, a quorum was present. At the Annual Meeting, our stockholders considered two proposals, which are described briefly below and in more detail in our definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 21, 2020. The final voting results for each proposal are set forth below.

Proposal 1 – Election of Directors

Our stockholders elected the following directors for one-year terms expiring at our 2021 Annual Meeting of Stockholders by the votes indicated:

Nominees	Shares Voted For	Shares Withheld	Abstentions	Broker Non-Votes
Scott W. Absher	704,295	6,957	0	273,506
Kenneth W. Weaver	658,768	52,484	0	273,506
Whitney J. White	658,768	52,550	0	273,506
Christopher Sebes	705,292	5,960	0	273,506
Amanda Murphy	661,897	49,355	0	273,506

Proposal 2 – Ratification of Independent Registered Public Accounting Firm

Our stockholders ratified the appointment of Marcum LLP as our independent auditors for the fiscal year ending August 31, 2020 by the votes indicated:

Shares Voted For	Shares Withheld	Abstentions	Broker Non-Votes
946,964	48,791	619	0

Item 8.01	Other Events.

Due to the outbreak of coronavirus disease 2019 (“COVID-19”), we are filing this Current Report on Form 8-K to avail ourselves of an extension to file our Quarterly Report on Form 10-Q for the period ended February 29, 2020 (the “Quarterly Report”), originally due by April 14, 2020, relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”) regarding exemptions granted to certain public companies.

The COVID-19 pandemic has caused severe disruptions in transportation and limited access to our facilities resulting in limited support from our staff and professional advisors. This has, in turn, delayed our ability to complete our audit and prepare the Quarterly Report. As such, we will be relying upon the 45-day grace period provided by the Order to delay filing our Quarterly Report. We will file our Quarterly Report by no later than May 29, 2020, 45 days after the original due date of our Quarterly Report.

We are supplementing our risk factors previously disclosed in our Annual Report on Form 10-K for the year ended August 31, 2019 (“Annual Report”) with the following risk factor:

Our business, results of operations and financial condition has been and may continue to be materially adversely impacted by public health epidemics, including the recent coronavirus outbreak.

Our business, results of operations and financial condition has been, and may continue to be, materially adversely impacted by public health epidemics, including the recent outbreak of respiratory illness caused by a novel coronavirus disease (“COVID-19”) first identified in Wuhan, China in December 2019. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic disease. Potential impacts of the spread of COVID-19 include disruptions or restrictions on our employees’ and worksite employees’ ability to travel and temporary closures of the facilities of our clients. For example, many of our worksite employees perform services in the restaurant and hospitality industries, and since early March 2020, there has been significant decline in restaurant and hotel traffic. Government agencies have since declared a state of emergency in the U.S., and some have restricted movement, required restaurant, bar and hotel closures, and advised people not to visit restaurants or bars and otherwise restrict non-essential travel. In some jurisdictions, people have been instructed to shelter in place to reduce the spread of COVID-19, in response to which restaurants have temporarily closed and have shifted operations at others to provide only take-out and delivery service. Travel and tourism across the globe has significantly decreased, in response to which hotels have temporarily closed and furloughed employees.  All of these developments and similar developments that have occurred as a result of the spread of COVID-19 negatively affect our clients and the ability of our worksite employees to perform services. As a result, we expect our results of operations to continue to be materially and negatively affected by these actions.

Additionally, our headquarters are located in Irvine, CA in Orange County, a region that has seen a recent rise of confirmed cases of COVID-19. We are continuing to monitor and assess the effects of the COVID-19 outbreak on our commercial operations, including any potential impact on our revenue in 2020. However, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of the travel restrictions and business closures imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact our operating results.

Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) and the press release attached hereto include forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. The forward looking statements in this Form 8-K and the press release attached hereto constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to, the risks and uncertainties and other factors discussed from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report filed with the SEC on December 13, 2019. We expressly disclaim any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

SHIFTPIXY, INC.

Date: April 13, 2020	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer and Director